Exhibit 10.2

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “First Amendment”) is entered into by IMMUNEX CORPORATION, a Washington corporation (“Seller”), and CRUISE, LLC, a Washington limited liability company (“Buyer”), effective as of March 25, 2015 (the “Effective Date”).

RECITALS

A. Buyer and Seller executed that certain Purchase and Sale Agreement dated March 10, 2015 (the “PSA”), with respect to Seller’s sale, and Buyer’s purchase, of that certain real property commonly known as the “Helix” facility, located at 1201 Amgen Court West, Seattle, Washington, 98119, and as more particularly described in the PSA.

B. Buyer and Seller desire to amend the PSA as set forth in this First Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

1. The Tuesday, March 31, 2015 due date for the Additional Due Diligence Materials (as defined in Section 4.3 of the PSA) shall be amended to 5:00 p.m. (Pacific time) on Wednesday, March 25, 2015. Accordingly, (a) in Section 1.1.4 of the PSA, the date of “March 31, 2015” is hereby deleted, and “March 25, 2015” is inserted in lieu thereof, and (b) in Section 4.3 of the Purchase Agreement, the date of “March 31, 2015” is hereby deleted, and “March 25, 2015” is inserted in lieu thereof.

2. In Section 4.1 of the Purchase Agreement, the date of “April 17, 2015” is hereby deleted, and “March 31, 2015” is inserted in lieu thereof.

3. In Section 4.2 of the Purchase Agreement, the following is added prior to the parenthetical phrase in the 8th line: “and that certain Second Amendment to Right of Entry Agreement dated March 25, 2015”.

4. In Section 7.1, the date of “May 15, 2015” is hereby deleted, and “April 30, 2015” is inserted in lieu thereof.

5. In Exhibit G to the Purchase Agreement, the second paragraph of Section 9.5.1 of the form of Lease is hereby revised in its entirety to read as follows:

“On or before the Initial Term Expiration Date (or upon an earlier termination), all movable furniture, furnishings, trade fixtures and equipment installed in the Premises which is not Tangible Personal Property and which is not remaining in the Data Center may be removed by Tenant (and for the avoidance of doubt, all non-movable fixtures, including, but not limited to, fume hoods and biosafety cabinets which are hard-ducted to the HVAC system, shall not be required to be removed by Tenant). Any damage or injury to the Premises or the Buildings caused by such removal shall be repaired by Tenant, at Tenant’s sole expense. If any property of Tenant (other than that to be used by Tenant during the Data Center Term) is not removed by Tenant as of the date Tenant vacates the Premises, the same shall become the property of Landlord (and Tenant shall, within thirty (30) days after Landlord’s request, execute and deliver to Landlord a quitclaim bill of sale with respect to such property, substantially in the form of Exhibit H-1 attached to the PSA), at no additional cost to Landlord, and be surrendered with the Premises as a part thereof, and such property may be retained or disposed of, sold, used or stored as determined by Landlord.”

6. No Other Amendment. Except as expressly amended by this First Amendment, the PSA shall remain in full force and effect.

7. Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute part of a single agreement.

[Signatures on Following Page]

IN WITNESS WHEREOF, Buyer and Seller have executed this First Amendment as of the Effective Date.

Buyer:		Seller:

CRUISE, LLC,		IMMUNEX CORPORATION,
a Washington limited liability company		a Washington corporation

By:	/s/ Mark Nagle	By:	/s/ David W. Meline
Name:	Mark Nagle	Name:	David W. Meline
Title:	VP Real Estate	Title:	Executive Vice President and Chief Financial Officer